Exhibit 10.72

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT (the "Agreement") effective the first day of December 2001 entered into by and between Richard Wade ("Executive") and Vertical Computer Systems, Inc., a Delaware corporation ("the Company") or any of its affiliates, with its principal place of business at 6336 Wilshire Blvd. Los Angeles, California 90048. This Agreement may be unilaterally transferred to an affiliate of the Company, without economic detriment to the Employee.

                                   BACKGROUND

      A. The Company has been established for the purpose of e-commerce development and related Internet business operations;

      B. The Company desires to employ Executive as Chief Executive Officer and President and Executive desires to be so employed and;

      NOW, THEREFORE, the parties desire to memorialize herein the terms and conditions of Executive's employment. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereby acknowledge the receipt and sufficiency of which hereto, the parties agree as follows:

      1.  POSITION.
          --------

      Executive shall serve as Chief Executive Officer and President upon the terms set forth in this Agreement. Executive shall have the responsibilities inherent in this position and shall report to the Board of Directors and Executive shall perform any other duties reasonably required by Board of Directors.

      2.  TERM OF EMPLOYMENT.
          ------------------

      Subject to the provisions of this Agreement, the term of Executive's employment under this Agreement shall commence on December 1, 2001 and shall continue up to December31, 2004 (the "Initial Term"). This Agreement may be renewed for an additional two (2) year term at Executive's option and the Board's approval. However, the Executive shall have the option to renew the agreement for two years provided the Company achieves a minimum profitability of $5,000,000 in 2002 with a 50% minimum increase in net profit in 2003 and 2004 respectively upon the good faith concurrence of the Board in the achievement of the performance criteria or validation of "profitability" by independent auditors. Unless either party elects to terminate this Agreement at the end of the initial or any renewal term by giving the other party written notice of such election at least ninety (90) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of two (2 year commencing on the day after the expiration of the then current term. Either party may elect not to renew this Agreement with or without cause,


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in which  case this  Section 2 shall  govern  Executive's  termination,  and not
Section 5. Upon expiration of this Agreement after notice of non-renewal, Company shall provide Executive all compensation and benefits to which Executive is entitled through the date of termination and thereafter Company's obligation hereunder shall cease.

      Notwithstanding what is contained in this agreement, the Executive will sign and abide by the employee handbook and all other company's policies.

      3.  COMPENSATION AND BONUS.
          ----------------------

          3.1 SALARY. The Company shall pay Executive an annual base salary of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) during the term of Executive's employment, payable in accordance with the Company's semi-monthly payroll disbursement cycle ("Base Compensation"). Executive's Base Compensation shall be reviewed and increased each year during the term of Executive's employment, provided that the Company's performance criteria are achieved as set forth by the Board each year; and

          3.2 BONUS.  Executive shall receive an annual bonus One Hundred Twenty
(120) days after the end of the Company's  fiscal year from a pool equal to five
(5) percent of the Company taxable income from the federal tax return filed before depreciation. Executive's share of the bonus pool is equal to the percentage of his annual base compensation to the total combined annual base compensation of all executives of Company in bonus pool;

          3.3 WARRANTS. Executive will receive 20,000,000 warrants at a strike price of $0.10 and 600,000 non-dilutable warrants at a strike price of $0.10 piggyback registration rights in the form attached. The Executive will be vested monthly in equal amounts over three (3) years, so long as Executive remains employed by the Company or as otherwise set forth herein in this Agreement.


          3.4 SERVICE WITH THE COMPANY. During the term of this Agreement, Executive shall perform such reasonable employment duties, commensurate with Executive's position, as the Board of Directors, shall, from time to time, assign to Executive;

          3.5 PERFORMANCE OF DUTIES. Executive shall serve the Company faithfully and to the best of his ability and devote full business time, attention,  skill  and  effort  exclusively  to the  performance  of the  duties described in this Agreement. Executive shall comply with all policies, procedures and budgets established by the Company in the performance of his duties and responsibilities. During the Period of Employment, (i) Executive's working time, energy, skill and best efforts shall be devoted to the performance of Executive's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company; and (ii) Executive shall not

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accept any other  employment,  or engage,  directly or indirectly,  in any other business, commercial, or professional activity (whether or not providing compensation) that is or may be competitive with Company or any Affiliate that might create a conflict of interest with Company or any Affiliate or that otherwise might interfere with the business of Company or any Affiliate. Executive may engage in charitable, civic, fraternal, professional and trade association activities that do not interfere materially with Executive's obligations to Company;

          3.6 VACATION AND SICK LEAVE. Executive will be entitled to Four (4) weeks of vacation and sick leave equal to six (6) days per year. Vacation time and sick leave shall not be accumulated after the end of any year. Sick leave shall accumulate at the rate of one half day per month;

          3.7 EXPENSES. The Company shall reimburse Executive for all expenses incurred in connection with his duties on behalf of the Company, provided that Executive shall keep, and present to the Company, records and receipts relating to reimbursable expenses incurred by her. Such records and receipts shall be maintained and presented in a format, and with such regularity, as the Company reasonably may require in order to substantiate the Company's right to claim income tax deductions for such expenses. Without limiting the generality of the foregoing, Executive shall be entitled to reimbursement for any business-related travel, business-related entertainment, whether at his residence or otherwise, or other costs and customary business expenses reasonably incident to the performance of his duties on behalf of the Company. Executive will be entitled to reimbursement of all reasonable, customary business expenses incurred by his in the performance of his duties.

          3.8 BENEFITS. Executive will be entitled to participate in the employee benefit plans or programs of the Company, including medical and life insurance and profit sharing, to the fullest extent possible, subject to the rules and regulations applicable hereto and to standard eligibility and vesting requirements of any coverage and shall be furnished with other services and perquisites appropriate to his position. Without limiting the generality of the foregoing, Executive shall be entitled to the following benefits:

               (a) Comprehensive medical insurance for Executive, his spouse, and his dependent children with TWENTY PERCENT (20%) deductibles;

               (b) Dental insurance for Executive, Executive's spouse, and his dependent children;

               (c) Group term life insurance with death benefits equal to one hundred percent (100%) of base salary;

               (d) Annual physical examination;

               (e) Long-term disability.


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      4.  TERMINATION.
          -----------

          4.1  DUE TO DISABILITY

               (a) If Executive becomes unable to perform the duties specified hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause, Company will continue the payment of Executive's base salary at its then current rate for a period of TWENTY-SIX (26) weeks following the date Executive is first unable to perform such duties due to such disability or incapacity. Thereafter, Company shall have no obligation for base salary, bonus or other compensation payments to Executive during the continuance of such disability or incapacity. Company will continue to provide benefits to Executive so long as Executive remains employed;

               (b) If Executive is unable to perform the duties specified hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause for a period of TEN (10) consecutive weeks or for a cumulative period of SEVENTY (70) business days during any FIVE (5) month period ("Disability"), then, to the extent permitted by law, Company shall have the right to terminate this Agreement thereafter, in which event Company shall have no further obligations or liabilities hereunder after the date of such termination except Executive will be deemed disabled and eligible for the payments outlined in paragraph 4.1 (a). EXECUTIVE REPRESENTS THAT TO THE BEST OF HIS KNOWLEDGE HE HAS NO MEDICAL CONDITION THAT COULD CAUSE PARTIAL OR TOTAL DISABILITY THAT WOULD RENDER HER UNABLE TO PERFORM THE DUTIES SPECIFIED IN THIS AGREEMENT OTHERWISE THE BENEFITS IN PARAGRAPH 4.1(a) SHALL BE NULL AND VOID.

          4.2 DUE TO DEATH. If Executive dies during the period of employment, Executive's employment with Company shall terminate as of the end of the calendar month in which the death occurs. Company shall have no obligation to Executive or Executive's estate for Base Compensation or other form of compensation or benefit other than amounts accrued through the date of Executive's death, except as otherwise required by law or by benefit plans provided at Company expense.

      In the event of the termination of Executive's employment due to Executive's death or Disability, Executive or Executive's legal representatives, as the case may be, shall be entitled to:

               (a) In the case of death, unpaid Base Compensation earned or accrued through Executive's date of death and continued Base Compensation at a rate in effect at the time of death, for a period of (3) three months after which Executive's death occurs, or the end of the employment term, which ever is the lesser amount.

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               (b) Any performance or special incentive bonus earned but not yet paid;

               (c) A pro rata performance bonus for the year in which employment terminates due to death or Disability based on the performance of Company for the year during which such termination occurs or, if performance results are not available, based on the performance bonus paid to Executive for the prior year; and

               (d) Any other compensation and benefits to which Executive or Executive's legal representatives may be entitled under applicable plans, programs and agreements of Company to the extent permitted under the terms thereof, including, without limitation, life insurance as provided in Section
3.8 above.

          4.3  FOR  CAUSE.   Company  may   terminate   Executive's   employment
relationship with Company for "cause" by action of at least a majority of the Company's Board of Directors, at a meeting duly called and held upon at least 30 days written notice to the Executive specifying the particulars of the action or inaction alleged to constitute "cause" and at which meeting Executive and his counsel were entitled to be present and given adequate opportunity to be heard..

               (a) For purposes of this Agreement, termination of employment of Executive by the Company for "cause" means termination for the following reasons: (i) frequent and unjustifiable absenteeism, other than solely by reason of his illness or physical or mental disability; (ii) failing to follow the reasonable instructions of the Chairman; (iii) proven dishonesty materially injurious to the Company or to its business, operations, assets or condition (an "Adverse Effect"); or gross violation of Company policy or procedure after being warned, notified, or Executive's acknowledged, gross or willful misconduct, or willful neglect to act, which misconduct or neglect is committed or omitted by Executive in bad faith and had an Adverse Effect; or (iv) a failure by Executive to comply with any material provision of this Agreement, which failure is not cured (if capable of cure) within 30 days after receipt of written notice of such non-compliance by Executive. Action or inaction by Executive shall not be considered "willful" unless done or omitted by him intentionally or not in good faith and without reasonable belief that his action or inaction was in the best interest of the Company, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

               (b) Company shall have no obligation to Executive for Base Compensation or other form of compensation or benefits, except as otherwise required by law, other than (i) amounts accrued through the date of termination, and (ii) reimbursement of appropriately documented expenses incurred by Executive before the termination of employment, to the extent that Executive would have been entitled to such reimbursement but for the termination of employment.

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          4.4  TERMINATION OF EMPLOYMENT BY THE EXECUTIVE

               (a) The Executive may terminate his employment for Good Reason and receive the payments and benefits specified in Section 4.4 (a)(iii)(B)). For purposes of this Agreement, "Good Reason" will exist if any one or more of the following occur:

                   (i) Failure by the Company to honor any of its obligations under this Agreement, including, without limitation, its obligations under Sections 1 and 3.4 (Employment Capacity and Duties), Section 3.5 (Executive Performance Covenants), Sections 3.1, 3.2, 3.3 (Compensation), Section 3.7 (Reimbursement of Expenses). Sections 3.6 and 3.8 (Employee Benefits,
Vacations), Section 11 (Indemnification) and Section 12.3 (Successors and Assigns); or

                   (ii) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4.3 above and, for purposes of this Agreement, no such purported termination shall be effective.

                   (iii) (A) If there is a Change in Control of the Company (as defined below) and the employment of the Executive is concurrently or subsequently terminated (i) by the Company without Cause, (ii) by service of a Notice of Termination or (iii) by the resignation of the Employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, or that a material adverse change in his working conditions has occurred or the Company has breached this Agreement, then Executive shall be entitled to the "Benefits" described in (B). For the purpose of this Agreement, a Change in Control of the Company has occurred when: (x) any person (defined for the purposes of this Section to mean any person within the meaning of
Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having twenty percent (20%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (z) the Company merges or consolidates with or transfers substantially all of its assets to another person.

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                         (B)  Benefits.  If during the term of this  Agreement a
Change of Control" occurs (as defined above) then the Executive shall be entitled to receive the following: (i) salary and vacation accrued through the date of the Change in Control plus an amount equal to three years of Executive's salary then in effect, payable immediately upon Change in Control, (ii) an amount equal to three times target bonus for the fiscal year in which the Change in Control occurs (as well as any unpaid bonus from the prior fiscal year), all payable immediately upon Change in Control, (iii) acceleration in full of vesting of all outstanding stock options, Tarps and other equity arrangements subject to vesting and held by Executive (and in this regard , all such options and other exercisable rights held by Executive shall remain exercisable one year following the date of the Change in Control), (iv) (A) continuation of group health and insurance benefits at the Company's cost pursuant to the Company's standard programs as in effect from time to time (or at the Company's election substantially similar benefits as in effect at the Termination Date (if applicable), through a third party carrier) for executive, his spouse and any children, for three years following date of Change in Control (even if executive ceases employment), and (B) thereafter, to the extent COBRA shall be applicable, continuation of health benefits for such persons at Executive's cost, for a period of 18 months or such longer period as may be applicable under the Company's policies then in effect, provided the Executive makes the appropriate election and payments, and (v) no other compensation , severance or other benefits.

               (b) Additional Payments by the Company. If it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program, or arrangement, including without limitation any stock option, stocck appreciation right or similar right or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment "), would be subject to the excise tax imposed by section 4999 of the Code (or any successor provisions thereto) or to any similar tax imposed by state or local law , or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments

               (c) The Executive shall have the right voluntarily to terminate his employment other than for Good Reason prior to the Scheduled Employment Termination Date, and if the Executive shall so terminate his employment, he shall be entitled only to payment of the amounts which would be payable under
Section 4.3 had he been terminated for Cause.

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          4.5  TERMINATION OBLIGATIONS.
               -----------------------

               (a) All tangible Company Property shall be returned promptly to Company upon termination of the Period of Employment;

               (b) All benefits to which Executive is otherwise entitled shall cease upon Executive's termination, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of Company;

               (c) Upon termination of the Period of Employment, Executive shall be deemed to have resigned from all offices and directorships then held with Company or any Affiliate.

               (d) Executive's obligations under this Section 4.5 on Termination Obligations, Section 5 on Confidentiality and Non-Disclosure, Section 7 on Inventions, and Section 8 on Arbitration shall survive the termination of the Period of Employment and the expiration or termination of this Agreement; and

               (e) Following any termination of the Period of Employment, Executive shall cooperate fully with Company in all matters relating to completing pending work on behalf of Company and the orderly transfer of work to other employees of Company. Executive shall also cooperate in the defense of any action brought by any third party against Company that relates in any way to Executive's acts or omissions while employed by Company.

      5.  CONFIDENTIALITY AND NON-DISCLOSURE.
          ----------------------------------

          Executive agrees to abide by the terms of the Confidentiality and Non-Disclosure Agreement appended hereto as Exhibit A and to comply with such confidentiality, non-disclosure, and proprietary information policies now in effect by the Company or as may be established in the future.

      6.  COMPANY PROPERTY.
          ----------------

          All products, records, designs, patents, plans, data, manuals, brochures, memoranda, devices, lists and other property delivered to Executive by or on behalf of the Company, all confidential information including, but not limited to, lists of potential customers, prices, and similar confidential materials or information respecting the business affairs of the Company, such as hardware manufacturers, software developers, networks, strategic partners, business practices regarding technology and schedules, legal actions and personnel information, and all records compiled by Executive which pertain to the business of the Company, and all rights, title and interest now existing or that may exist in the future in and to any intellectual property rights created by Executive for the Company, in performing his duties during the term of this Agreement shall be and remain the property of the Company. Executive agrees to

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execute and deliver at a future date any  further  documents  that the  Company, determines may be necessary or desirable to perfect the Company's ownership in any intellectual or other property rights.

      7.  INVENTIONS.
          ----------

          7.1 Subject to the limitations of California LABOR CODE ss. 2870, a copy of which is attached as Exhibit B, "Inventions" shall mean any and all writings, original works or authorship, inventions, ideas, trademarks, service marks, patents, copyrights, know-how, improvements, processes, designs, formulas, discoveries, technology, computer hardware or software, procedures and/or techniques which Executive may make, conceive, discover, reduce to practice or develop, either solely or jointly with any other person or persons, at any time during the Period of Employment, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations;

          7.2 Executive shall make full disclosure to Company of all Inventions and shall do everything necessary or desirable to vest the absolute title thereto in Company. Executive shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Executive shall not be entitled to any additional or special compensation or reimbursement regarding any Invention;

          7.3 All Inventions shall be the sole and exclusive property of Company. Executive agrees to, and hereby does, assign to Company all of Executive's right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention.

          7.4 CONTINUING OBLIGATIONS. The rights and obligations of Executive and Company set forth in this Section shall survive the termination of Executive's employment and the expiration of this Agreement.

      8.  ARBITRATION.
          -----------

          8.1 ARBITRABLE CLAIMS. To the fullest extent permitted by law, all disputes between Executive (and his attorneys, successors and assigns) and Company (and its Affiliates, shareholders, directors, officers, employees, agents, successors, attorneys and assigns) of any kind whatsoever, including, without limitation, all disputes arising under this Agreement ("Arbitrable Claims"), shall be resolved by arbitration. All persons and entities specified

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in the preceding sentence (other than Company and Executive) shall be considered third-party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state or local law, statute or regulation,
excepting  only  claims  under   applicable   workers'   compensation   law  and
unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act and the California Fair Employment and Housing Act;

          8.2 PROCEDURE. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended ("AAA Employment Rules"), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief pursuant to section 1281.8 of the California Code of Civil Procedure. All arbitration hearings under this Agreement shall be conducted in Los Angeles, California. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING, WITHOUT LIMITATION, ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE;

          8.3 ARBITRATOR SELECTION AND AUTHORITY. A single arbitrator shall decide all disputes involving Arbitrable Claims. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have authority to award equitable relief, damages, costs and fees to the same extent that, but not greater than, a court would have. The fees of the arbitrator shall be split between both parties equally, unless this would render this Section of Arbitration unenforceable, in which case the arbitrator shall apportion said fees so as to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable;

          8.4 CONTINUING OBLIGATIONS. The rights and obligations of Executive and Company set forth in this Section on Arbitration shall survive the termination of Executive's employment and the expiration of this Agreement.

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

      9.  PRIOR  AGREEMENTS;  CONFLICTS OF  INTEREST.  Executive  represents  to
Company: (a) that there are no restrictions, agreements or understandings, oral or written, to which Executive is a party or by which Executive is bound that prevent or make unlawful Executive's execution or performance of this Agreement;
(b) none of the information supplied by Executive to Company or any representative of Company or placement agency in connection with Executive's employment by Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) Executive does not have any business or other relationship that creates a conflict between the interests of Executive and the Company.


      10. NON-COMPETITION. During the term of this Agreement Executive shall not:

          10.1 Start employment with, offer consulting services to, or otherwise become involved in, advise or participate on behalf of any other company, entity or individual, in the field of the Company; and

          10.2 Individually or through any agent, for herself or on behalf of any other person or entity (i) solicit employees of the Company, to entice them to leave the Company; or (ii) solicit or induce and third party now or at any time during the term of this Agreement who is providing services to the Company, through license, contract, partnership, or otherwise to terminate or reduce their relationships with the Company.

      11. INDEMNIFICATION. As an employee, officer and director of the Company, the Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company in accordance with the indemnification provisions of the Company's Certificate of Incorporation as in effect on the date hereof, and otherwise to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Delaware may be indemnified pursuant to Delaware General Corporations Law, as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

      12. BINDING AGREEMENT; SUCCESSORS.
          ------------------------------

          12.1 This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement to assume expressly and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Agreement, " Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          12.2 This Agreement shall be binding upon and shall inure to the benefit of the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, beneficiaries, devises and


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

legatees. If the Executive should die while any amounts are payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee. Legatee, beneficiary or other designee or, if there be no such designee, to the Executive's estate.

          12.3 Except as otherwise set forth in this Section 12, this Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, or transfer this Agreement or any rights or obligations hereunder. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or trust or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the company shall have no liability to pay any amount so attempted to be assigned or transferred.

      13. MISCELLANEOUS PROVISIONS.
          ------------------------

          13.1 AUTHORITY. Each party hereto represents and warrants that it has full power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms.

          13.2 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California.

          13.3 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          13.4 SEVERABILITY. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          13.5 AMENDMENT. This Agreement may be amended only in writing executed by the parties hereto.

          13.6 ATTORNEY'S FEES. In the event of a dispute the prevailing party shall be entitled to be reimbursed for its legal fees by the other party.

          13.7 SPECIAL COSTS. Notwithstanding Section 12.6, if a dispute arises regarding a termination of the Executive or the interpretation or enforcement of this Agreement, subsequent to a Change in Control or for Good Reason, all the reasonable legal fees and expenses incurred by the Executive and any arbitration costs in contesting any such termination or obtaining or enforcing all or part of any right or benefit provided for in this Agreement or in otherwise pursuing all or part of his claim will be paid by the Company, unless prohibited by law. The Company further agrees to pay pre-judgment interest on any money judgment

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

obtained by Executive calculated at the prime interest rate reported in the Wall Street Journal in effect from time to time from the date that payment to him should have been made under this Agreement.

          13.8 FINALITY OF AGREEMENT. This Agreement, when executed by the parties, supersedes all other agreements of the parties with respect to the matters discussed.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first set forth above.


                                   "EXECUTIVE"



                                   -------------------------------------------
                                          Richard Wade


                                    "VERTICAL COMPUTER SYSTEMS, INC."


                                    By:
                                        --------------------------------------
                                          William Mills - Director & Secretary



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